Exhibit 99.1	NEWS RELEASE RARE ELEMENT RESOURCES LTD. TSX: RES & NYSE AMEX: REE February 9, 2012 Ref: 3-2012

Rare Element Files December 31 Second Quarter Financial Results

And

Update on Preliminary Feasibility Study for Bear Lodge Project

Lakewood, CO - Rare Element Resources Ltd. (TSX: RES and NYSE-AMEX: REE) (the "Company" or “Rare Element”) announced that its unaudited consolidated financial statements and Form 10-Q for the second quarter ended December 31, 2011 have been filed on www.sedar.com and www.sec.gov.

All dollar amounts stated below are in United States dollars.

Second Quarter Ended December 31, 2011 Financial Highlights:

The net loss for the second quarter ended December 31, 2011 totaled $10.1 million or $0.23 per share as compared to a net loss of $2.6 million or $0.07 per share for the same period in 2010. The $7.5 million negative variance in net loss between the periods was due to the following:

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Increased exploration spending at the Bear Lodge property ($3.8 million);

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Increased stock-based compensation expenses due to the amortization of past option grants to the recently hired executives ($2.4 million);

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Write-down of the Nuiklavik mineral property located in Canada ($0.9 million);

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Increased general and administrative expenses due to more employees ($0.7 million);

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Reduced foreign exchange gain due to the impacts on the Company’s Canadian dollar cash balances related to exchange rate fluctuations in the US dollar on the balance sheet date ($0.5 million); and

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Partially offset by positive variances in the mark-to-market gains on purchase warrants ($0.4 million) and increased interest income ($0.2 million).

Cash and cash equivalents at December 31, 2011 were $59.5 million compared to $64.2 million as of September 30, 2011. The $4.7 million decrease in cash was primarily due to exploration and general & administrative spending.

Rare Element currently has 44.2 million common shares outstanding and 49.0 million common shares outstanding on a fully diluted basis.

The unaudited financial statements are available through the Canadian securities regulatory authorities at www.sedar.com, and with the Securities and Exchange Commission at

www.sec.gov. They are also available on the Company’s website at www.rareelementresources.com.

Update on the Bear Lodge Project Preliminary Feasibility Study:

On January 4, 2012 we announced the results of an updated National Instrument 43-101 (NI 43-101) compliant mineral resource estimate of rare-earth elements plus yttrium contained in three deposits located in the Bull Hill deposit. The updated resource estimate of the Bull Hill deposit consists of 6.8 million tons (6.2 mm metric tonnes) averaging 3.75% rare-earth oxide (REO) in measured and indicated (M & I) mineral resources categories, increased from 4.9 million tons (4.4 mm metric tonnes) averaging 3.77% REO last year, both using a 1.5% REO cutoff grade. The total pounds of REO contained in all the high-grade deposits in all resource categories increased by 26% from 1,450 million pounds (660 million kg) to 1,830 million pounds (830 million kg). The interim M & I mineral resource estimate for the Bull Hill deposit was provided for inclusion in our current Preliminary Feasibility Study (PFS). However, the interim mineral resources estimate includes less than half of the new assay results from holes drilled in 2011. We intend to update the mineral resource estimate again by the end of the fourth quarter of 2012, utilizing all of the 2011 drill holes.

We expect to complete the PFS during the first quarter of 2012. Immediately after completing the PFS we will start work on the Feasibility Study. During 2012 we plan to begin the formal National Environmental Policy Act Environmental Impact Study process followed by the 2013 start of the formal mine permitting process with Wyoming Department of Environmental Quality. Mine construction will commence immediately upon the successful completion of the feasibility studies, environmental impact studies and permitting.

Cautionary Note to U.S. Investors Concerning Estimates of Measured and Indicated Mineral Resources

This section uses the terms “measured mineral resources” and “indicated mineral resources.” We advise U.S. investors that while those terms are recognized and required by Canadian regulations, the U.S. Securities and Exchange Commission does not recognize them. US investors are cautioned not to assume that any part or all of the mineral deposits in these categories will ever be converted into mineral reserves.

Our measured and indicated mineral resources reported in our Form 10-Q have been estimated in compliance with definitions set out in NI 43-101.

Rare Element Resources Ltd. (TSX: RES & NYSE Amex: REE) is a publicly traded mineral resource company focused on exploration and development of rare-earth elements and gold on the Bear Lodge property located in northeastern Wyoming, USA.

Rare-earth elements are key components of the green energy technologies and other high-technology applications. Some of the major applications include hybrid automobiles, plug-in electric automobiles, advanced wind turbines, computer hard drives, compact fluorescent lights, metal alloys, additives in ceramics and glass, petroleum cracking catalysts, and a number of critical military applications. China currently produces more than 95 percent of the 130,000 metric tonnes of rare-earths consumed annually worldwide, and China has been reducing its exports of rare-earths each year. The rare-earth market is growing rapidly, and is projected to accelerate if green technologies continue to be implemented on a broad scale.

ON BEHALF OF THE BOARD

David P. Suleski, CFO

For information, refer to the Company’s website at www.rareelementresources.com or contact:

Anne Hite, Director of Investor Relations (720) 278-2460 ahite@rareelementresources.com, or

Dave Suleski, (720) 278-2460 dsuleski@rareelementresources.com.

Neither TSX nor its Regulation Services Provider (as that term is defined in the policies of the TSX) accepts responsibility for the adequacy or accuracy of this release.

Forward-Looking Statements

Except for statements of historical fact, certain information contained herein constitutes forward-looking statements. Forward looking statements are usually identified by our use of certain terminology, including “will”, “believes”, “may”, “expects”, “should”, “seeks”, “anticipates”, “has potential to”, or “intends” or by discussions of strategy or intentions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results or achievements to be materially different from any future results or achievements expressed or implied by such forward-looking statements. Forward-looking statements are statements that are not historical facts, and include but are not limited to, statements regarding our expectations regarding future mineral resource estimates; our plans, objectives and expectations with respect to the Bear Lodge Project; general industry and macroeconomic growth rates and statements regarding future performance.

Forward-looking statements used in this discussion are subject to various risks and uncertainties, most of which are difficult to predict and generally beyond the control of the Company. Forward-looking statements in this document are not a prediction of future events or circumstances, and those future events or circumstances may not occur. If risks or uncertainties materialize, or if underlying assumptions prove incorrect, our actual results may vary materially from those expected, estimated or projected.  Important factors than can cause the Company’s actual results to differ materially from those anticipated in the forward-looking statements include risks associated with commodity prices, exploration results, governmental and environmental regulations, permitting, licensing and approval processes for our operations and other factors described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended June 30, 2011, filed with the U.S. Securities and Exchange Commission (“SEC”) as updated by our subsequent filings with the SEC. Given these uncertainties, users of the information included herein, including investors and prospective investors, are cautioned not to place undue reliance on such forward-looking statements. The Company undertakes no obligation to update any forward-looking statements made in this press release to reflect future events or developments, except as required by U.S. and Canadian securities laws.